Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280767

PROSPECTUS SUPPLEMENT NO. 3

(to prospectus dated July 31, 2024)

ENDO, INC.

31,130,096 Shares of Common Stock

This prospectus supplement amends and supplements the prospectus dated July 31, 2024 (as supplemented to date, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-280767). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2024 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is not currently traded on any national securities exchange. Our common stock is currently quoted and trades on the OTCQX® Best Market, where it has been trading since June 28, 2024, under the symbol “NDOI.” On October 3, 2024, the closing price of our common stock as reported on the OTCQX® Best Market was $25.00 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 15 of the Prospectus to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be offered and sold under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 4, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2024

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 484-216-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None (1)

(1) On June 28, 2024, Endo, Inc. common stock was quoted and began trading on the OTCQX® Best Market under the symbol “NDOI.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention & Performance Awards

On September 30, 2024, the Compensation & Human Capital Committee of the Board of Directors (the “Committee”) of Endo, Inc. (the “Company”) approved retention and performance awards (the “Awards”) for certain senior officers and employees of the Company, including Matthew J. Maletta, Executive Vice President, Chief Legal Officer and Secretary, Mark Bradley, Executive Vice President and Chief Financial Officer, Patrick Barry, Executive Vice President and President, Global Commercial Operations, and James Tursi, M.D., Executive Vice President and President, Global Research and Development (collectively, the “Participants”). The Awards provide the Participants the opportunity to receive future cash payments, subject to satisfying the below-described performance-based and time-based vesting conditions. The form of the Awards is attached as Exhibit 10.1 hereto.

The Awards are scheduled to vest on September 30, 2025 (the “Vesting Date”), subject to specific performance-based and time-based conditions. The vesting of seventy percent (70%) of each Award (the “Performance-Based Component”) is conditioned on both (i) the Participant remaining employed by the Company until the Vesting Date and (ii) the Company’s achievement of certain pre-established financial targets (the “Performance Targets”), as measured for the year ended December 31, 2024. The vesting of thirty percent (30%) of each Award (the “Time-Based Component) is conditioned on the Participant remaining employed by the Company until the Vesting Date. If a Participant voluntarily resigns or is terminated by the Company for cause prior to the Vesting Date, their Award will be forfeited in its entirety. If a Participant is terminated by the Company without cause prior to the Vesting Date, (i) the Time-Based Component’s vesting will accelerate and payment will occur as soon as practicable following the termination, and (ii) the Performance-Based Component’s vesting will remain subject to the achievement of the Performance Targets and any payment(s) will not occur until after the Vesting Date.

The total amounts potentially payable pursuant to the Awards are as follows: (i) $514,830 for Mr. Maletta, (ii) $507,259 for Mr. Bradley, (iii) $476,974 for Mr. Barry, (iv) $403,650 for Dr. Tursi and (v) an aggregate of approximately $1,200,000 for the remaining Participants. The Awards are in addition to awards made under other incentive plans in which the Participants participate, including annual cash incentive awards and long-term equity awards. The Company’s Interim Chief Executive Officer, Scott Hirsch, did not receive an Award.

2024 Stock Incentive Plan Award Notices

Additionally, on September 30, 2024, the Committee approved the Form of Employee RSU Award Notice, Form of Director RSU Award Notice and Form of Employee PSU Award Notice, each under the Company’s 2024 Stock Incentive Plan. The form stock incentive plan award notices are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of 2024 Retention and Performance Award Notice.

10.2	Form of Employee RSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

10.3	Form of Director RSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

10.4	Form of Employee PSU Award Notice under Endo, Inc.’s 2024 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: October 4, 2024

Exhibit 10.1

September 30, 2024

[•]

[•]

Re: 2024 Retention & Performance Award

Dear [•],

Endo, Inc. (the “Company”) is pleased to inform you that you are eligible to receive a one-time cash-based retention & performance award (the “Retention & Performance Award”) in an amount equal to [•] (subject to applicable tax withholdings). Thirty percent (30%) of the Retention & Performance Award (the “Service Component”) will be subject to service-based vesting and the remaining seventy percent (70%) of the Retention & Performance Award (the “Performance Component”) will be subject to both service-based vesting and the achievement of certain Performance Metrics (as defined below).

The Service Component of the Retention & Performance Award will vest on the one-year anniversary of the date hereof (the “Vesting Date”), and become payable as soon as practicable thereafter, provided that you remain employed by the Company or one of its subsidiaries through the Vesting Date.

The Performance Component of the Retention & Performance Award will vest on the one year anniversary of the Vesting Date, and become payable as soon as practicable thereafter, (i) provided that you remain employed by the Company or one of its subsidiaries through the Vesting Date and (ii) (A) with respect to fifty percent (50%) of the Performance Component, provided that the Company’s full year 2024 consolidated net revenues meet or exceed $[●], and (B) with respect to the remaining fifty percent (50%) of the Performance Component, provided that the Company’s full year 2024 Branded Pharmaceuticals segment’s net revenues meet or exceed $[●], each as measured for the year ended December 31, 2024 and determined in the sole discretion of the Company ((A) and (B) collectively, the “Performance Metrics”).

If your employment is terminated by the Company or one of its subsidiaries without Cause (as defined in Appendix A hereto) before the Vesting Date, (i) the Service Component of the Retention & Performance Award will immediately vest, and become payable as soon as practicable thereafter, and (ii) the Performance Component of the Retention & Performance Award will continue to vest in accordance with the original timing and conditions described above as if you had remained employed with the Company through the Vesting Date. If you are terminated for Cause or resign for any reason before the Vesting Date, the entire Retention & Performance Award will be forfeited.

You hereby acknowledge and agree that you shall be subject to and shall adhere to any (i) restrictive covenants contained in any employment agreement by and between you and the Company, and (ii) compensation clawback, recoupment and/or recovery policies of the Company and/or any of its subsidiaries, each as applicable to you, which shall apply, as applicable, to any amounts paid or otherwise payable pursuant to this Retention & Performance Award.

The Retention & Performance Award will not become part of your remuneration, salary, or compensation (other than for tax purposes) for purposes of the calculation of any severance, notice or redundancy pay, or any other amount that you may be or become entitled to in relation to your employment or the termination of your employment. The Retention & Performance Award is a one-time arrangement and is not an acquired right. Nor will the Retention & Performance Award create any legal claim for you in respect to its cause or amount, either for the past or for the future.

This letter does not change the at-will nature of your employment with the Company. You or the Company may terminate your employment at any time, for any reason, with or without Cause. Any controversy or claim arising out of or relating to this letter, or the breach thereof, shall be exclusively settled by an arbitration proceeding conducted through Judicial Arbitration & Mediation Services (“JAMS”). The arbitration shall take place in Chester County, Pennsylvania, and no dispute under this letter shall be adjudicated in any other venue or forum. Arbitration will be conducted in accordance with the then-current JAMS Employment Arbitration Rules & Procedures (and no other JAMS rules), and judgment on any award may be entered in any court having jurisdiction thereof. This letter shall be governed by the laws of the State of Pennsylvania, and it may not be modified except in writing signed by all parties.

We thank you for your commitment to the Company and are confident that the Company can count on your continued support. Please indicate your acceptance by signing and returning one copy of this letter agreement to Karen Giandonato, Senior Director, Enterprise HR Operations & Payroll.

AGREED AND ACCEPTED

[•]	Date

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Appendix A – Definitions

For purposes of this letter, the capitalized terms below have the following definitions:

“Cause” means a termination of your service to the Company or one of its subsidiaries due to (i) your continued failure to use good faith efforts in the performance of your duties with the Company or any of its subsidiaries (other than any such failure resulting from Disability, illness or other allowable leave of absence); (ii) your criminal felony indictment (or non-U.S. equivalent) by a court of competent jurisdiction; (iii) your engagement in misconduct that has caused, or is reasonably likely to cause, material harm (financial or otherwise) to the Company or any of its subsidiaries including, without limitation, (A) the unauthorized disclosure of material secret or confidential information of the Company or any of its subsidiaries, (B) the debarment of the Company or any of its subsidiaries by the U.S. Food and Drug Administration or any successor agency (the “FDA”) or any non-U.S. equivalent, or the debarment, suspension or other exclusion of the Company or any of its subsidiaries by any other governmental authority, or (C) the revocation, suspension or denial of any registration, license, or other governmental authorization of the Company or any of its subsidiaries, including any registration of the Company or any of its subsidiaries with the U.S. Drug Enforcement Administration or any successor agency and any registration or marketing authorization of the FDA or any non-U.S. equivalent; (iv) your debarment by the FDA or your debarment, suspension or other exclusion by any other governmental authority; (v) your material breach of any agreement between you and the Company; or (vi) you making, or you being found to have made, a certification relating to the Company’s financial statements and public filings that you know to be false. Notwithstanding the above, if you are party to an employment agreement with the Company, Cause shall have the meaning set forth in your employment agreement.

“Disability” means the permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

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Exhibit 10.2

ENDO, INC.

STOCK AWARD NOTICE

UNDER THE 2024 STOCK INCENTIVE PLAN

(EMPLOYEE FORM)

This Stock Award Notice (this “Award Notice”) is being provided to the participant (the “Participant”) by Endo, Inc. (the “Company”) as of the date of grant set forth below (the “Date of Grant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the version of the Endo, Inc. 2024 Stock Incentive Plan as in effect on the Date of Grant (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:	[ ]

Number of Stock Awards:	[ ]

Date of Grant:	[ ]

Vesting Dates:	[ ]

Note, Sections 1 through 24 of this Award Notice reflect general terms and, as applicable, are modified by Section 25 with respect to the laws of any country or jurisdiction where the Participant’s awards are granted.

1. Grant of Stock Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth above (the “Stock Awards”), subject to all of the terms and conditions of this Award Notice and the Plan.

2. Form of Payment and Vesting.

(a) The Stock Awards granted hereunder shall vest on the vesting dates set forth above, provided that the Participant is employed by the Company or one of its Subsidiaries on the applicable vesting date (except as set forth in Section 4 or 5 of this Award Notice or any other individual agreement with the Participant). Unless otherwise provided in an individual agreement with the Participant, or in Section 4 of this Award Notice, if the Participant has a termination of service (including in the event that the Participant Retires), the Stock Awards that are unvested as of the date of such termination shall be forfeited.

(b) The Participant shall be entitled to receive one share of Company Stock in respect of each vested Stock Award as soon as practicable following the applicable vesting date, but no later than the later to occur of (i) the end of the calendar year in which the applicable vesting date occurs and (ii) the fifteenth day of the third calendar month following the applicable vesting date (unless modified by an election made by the Participant under any deferral plan established by the Company from time to time).

3. Restrictions. The Stock Awards granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award Notice or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

4. Termination of Service.

(a) Termination of Service on Account of Death or Disability. Upon termination of the Participant’s service with the Company and its Subsidiaries on account of (i) death or (ii) Disability that also constitutes a “disability” within the meaning of Section 409A, in each case, all of the Participant’s unvested Stock Awards as of the date of such termination shall immediately vest.

(b) Termination of Service by the Company without Cause or by the Participant for Good Reason. Upon termination of the Participant’s service with the Company and its Subsidiaries by the Company or its Subsidiaries without Cause, the Stock Awards that are unvested as of the date of such termination shall be forfeited on such termination date, except that, if the Participant’s termination occurs on any date other than a vesting date, a portion of the Participant’s then-unvested Stock Awards shall vest (and be settled in shares of Company Stock in accordance with Section 2 above as if such shares had vested on the first vesting date after the Participant’s termination of service) equal to the number of then-unvested Stock Awards that would have otherwise vested on the first vesting date after the Participant’s termination of service; multiplied by a fraction:

(i) the numerator of which is the number of days that the Participant provided services to the Company and its Subsidiaries (y) beginning on the later of the Date of Grant or, if applicable, the most-recent vesting date prior to the Participant’s termination of service and (z) ending on the Participant’s termination date; and

(ii) the denominator of which is the total number of days (y) beginning on the later of the Date of Grant or, if applicable, the most-recent vesting date prior to the Participant’s termination of service and (z) ending on the first vesting date after the Participant’s termination of service.

If a Participant is a party to an employment agreement with the Company or a Subsidiary and such employment agreement provides for benefits on a termination of employment for “Good Reason,” a termination of the Participant’s employment for Good Reason shall constitute a termination without Cause for purposes of this Section 4(b).

5. Change in Control. In the event of a Change in Control, if the Stock Awards are not assumed or substituted in connection with such Change in Control, then the Stock Awards shall immediately vest upon the occurrence of the Change in Control.

6. No Shareholder Rights Prior to Delivery. The Participant shall not have any rights of a shareholder (including the right to distributions or dividends) with respect to the Stock Award until shares of Company Stock are delivered pursuant to the terms of this Award Notice.

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7. Stock Award Notice Subject to Plan. This Award Notice is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Notice and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided herein or therein.

8. No Rights to Continuation of Service. Nothing in the Plan or this Award Notice shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

9. Tax Withholding.

(a) As a condition to acceptance of any shares of Company Stock in settlement of this Stock Award, you authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including), any sums required to be withheld (or permitted to be withheld in a manner that will not cause adverse accounting consequences for the Company) to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations (the “Required Tax Payments”) of the Company, if any, which arise in connection with this Stock Award. If you fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to you.

(b) You may satisfy your obligation to advance the Required Tax Payments with respect to this Stock Award by any of the following means, subject to Company approval of the availability of any particular means: (i) a cash payment to the Company pursuant to Section 9(a), (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Company Stock (which you have held for at least six (6) months prior to the delivery of such Shares or which you purchased on the open market and for which you have good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with this Stock Award (the “Tax Date”), equal to the Required Tax Payments, (iii) authorizing the Company to withhold from the Shares otherwise to be delivered to you pursuant to this Stock Award, a number of whole shares of Company Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iv) a cash payment following your sale of (or by a broker-dealer acceptable to the Company through which you have sold) a number of shares of Company Stock with respect to which the Required Tax Payments have arisen having a Fair Market Value determined as of the Tax Date equal to the Required Tax Payments, or (v) any combination of (i), (ii), (iii) and (iv) above. Any fraction of a share of Company Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by you. No certificate representing a share of Company Stock shall be delivered until the Required Tax Payments have been satisfied in full.

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10. Section 409A Compliance. The Stock Award is intended to comply with Section 409A to the extent subject thereto and shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or this Award Notice to the contrary, no payment or distribution under this Award Notice that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Participant’s termination of service with the Company and its Subsidiaries will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Section 409A). For purposes of this Award Notice, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. If the Participant is a “specified employee” (as defined in Section 409A), then to the extent necessary to avoid the imposition of taxes under Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 10 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award Notice will be paid in accordance with the normal payment dates specified for them herein.

11. Governing Law. This Award Notice shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

12. Binding on Successors. The terms of this Award Notice shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

13. No Assignment. Notwithstanding anything to the contrary in this Award Notice, neither this Award Notice nor any rights granted herein shall be assignable by the Participant.

14. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Notice, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

15. Entire Stock Award Notice. This Award Notice and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17. Counterparts. This Award Notice may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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18. Notices. All notices and other communications under this Award Notice shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:

Endo, Inc.

1400 Atwater Drive

Malvern, PA 19355

Attention: Treasurer

If to the Participant:

At the address on file with the Company.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Notice. The Participant has read and understands the terms and provisions thereof, and accepts the Stock Awards subject to all the terms and conditions of the Plan and this Award Notice.

21. No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company and its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

22. Severability. All the terms and provisions of this Award Notice are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Award Notice, and the enforceability, legality and validity of the remainder of this Award Notice will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

23. Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information

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for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

24. Compensation Clawback, Recoupment and/or Recovery Policies. The Participant hereby acknowledges and agrees that the Participant shall be subject to and shall adhere to any compensation clawback, recoupment and/or recovery policies of the Company and/or any of its Subsidiaries applicable to similarly situated Participants, which shall apply, as applicable, to the Stock Award granted hereunder.

25. Additional Matters. This Award Notice is intended to comply with the applicable laws of any country or jurisdiction where the Stock Awards are granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. The following provisions apply to Participants providing services in the country noted:

Ireland:

Section 8 above shall be deleted in its entirety and replaced with the following language:

No Rights to Continuation of Service. Nothing in the Plan or this Award Notice shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict any right the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) may have to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause, subject to applicable law.

Section 12 above shall be amended to delete the words “transferees, assignees” therefrom.

Section 13 above shall be deleted in its entirety and replaced with the following language:

No Assignment or Transfer. Notwithstanding anything to the contrary in this Award Notice, neither this Award Notice nor any rights granted herein shall be assignable by the Participant. Neither this Award Notice nor any rights granted herein shall be transferable by the Participant in any circumstances, except on the death of the Participant.

Section 14 shall be amended by the addition of the following sentences at the end of the clause:

If the Participant is a director, shadow director, or secretary of an Irish Subsidiary of the Company and the Participant’s securities represent one percent (1%) or more of the Company, the Participant agrees to notify that Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (being the grant of the Performance Award or the vesting of a Performance Award resulting in the acquisition of

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the underlying shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse, civil partner or minor children (whose interests will be attributed to the director, shadow director, or secretary).

Section 21 shall be deleted in its entirety and replaced by the following provision:

Nothing contained in the Plan or this Award Notice shall form part of the Participant’s contract of employment. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of or otherwise engaged by the Company or any of its Subsidiaries for any reason (including as a result of a repudiatory breach of contract by the Company or any of its Subsidiaries), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever. By accepting this Award Notice, the Participant shall be deemed irrevocably to have waived any such entitlement.

Section 23 shall be amended by the addition of the following sentence at the end of the clause:

For the purposes of operating the Plan, the Company will collect and process information relating to the Participant in accordance with the privacy notice that is available from the human resources department of the Company on request.

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Exhibit 10.3

ENDO, INC.

STOCK AWARD NOTICE

UNDER THE 2024 STOCK INCENTIVE PLAN

(DIRECTOR FORM)

This Stock Award Notice (this “Award Notice”) is being provided to the participant (the “Participant”) by Endo, Inc. (the “Company”) as of the date of grant set forth below (the “Date of Grant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the version of the Endo, Inc. 2024 Stock Incentive Plan as in effect on the Date of Grant (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:	[ ]

Number of Stock Awards:	[ ]

Date of Grant:	[ ]

Vesting Dates:	[ ]

Note, Sections 1 through 24 of this Award Notice reflect general terms and, as applicable, are modified by Section 25 with respect to the laws of any country or jurisdiction where the Participant’s awards are granted.

1. Grant of Stock Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth above (the “Stock Awards”), subject to all of the terms and conditions of this Award Notice and the Plan.

2. Form of Payment and Vesting.

(a) The Stock Awards granted hereunder shall vest on the vesting dates set forth above, subject to the Participant’s continued service with the Board of Directors on the applicable vesting date (except as set forth in Section 4 or 5 of this Award Notice or any other individual agreement with the Participant). Unless otherwise provided in an individual agreement with the Participant, or in Section 4 of this Award Notice, if the Participant has a termination of service (including in the event that the Participant Retires), the Stock Awards that are unvested as of the date of such termination shall be forfeited.

(b) The Participant shall be entitled to receive one share of Company Stock in respect of each vested Stock Award as soon as practicable following the applicable vesting date, but no later than the later to occur of (i) the end of the calendar year in which the applicable vesting date occurs and (ii) the fifteenth day of the third calendar month following the applicable vesting date (unless modified by an election made by the Participant under any deferral plan established by the Company from time to time).

3. Restrictions. The Stock Awards granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award Notice or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

4. Termination of Service.

(a) Termination of Service on Account of Death or Disability. Upon termination of the Participant’s service with the Company and its Subsidiaries on account of (i) death or (ii) Disability that also constitutes a “disability” within the meaning of Section 409A, in each case, the Stock Awards that are unvested as of the date of such termination shall be forfeited on such termination date, except that, if the Participant’s termination occurs on any date other than a vesting date, the portion of Participant’s then-unvested Stock Awards that would have otherwise vested on the first vesting date after the Participant’s termination shall immediately vest.

(b) Termination of Service on Account of Not Standing for Re-Election at an Annual Meeting of Shareholders. If the Participant continues to provide service with the Board of Directors through the annual shareholders meeting of any year following the Date of Grant but chooses not to stand for re-election at such meeting, then: (i) any of the Participant’s unvested Stock Awards as of the date of such meeting that would have otherwise vested during the year of such meeting shall continue to vest in accordance with the original vesting schedule set forth in Section 2 of this Award Notice and (ii) any of the Participant’s unvested Stock Awards as of the date of such meeting that would have otherwise vested after the year of such meeting shall be forfeited.

5. Change in Control. In the event of a Change in Control, all of the Participant’s unvested Stock Awards shall immediately vest.

6. No Shareholder Rights Prior to Delivery. The Participant shall not have any rights of a shareholder (including the right to distributions or dividends) with respect to the Stock Award until shares of Company Stock are delivered pursuant to the terms of this Award Notice.

7. Stock Award Notice Subject to Plan. This Award Notice is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Notice and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided herein or therein.

8. No Rights to Continuation of Service. Nothing in the Plan or this Award Notice shall confer upon the Participant any right to continued service with the Board of Directors or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

2

9. Tax Withholding. The Company shall, to the extent required by applicable law, have the right to deduct from any payment otherwise due to the Participant any tax, social security, or similar obligations to be withheld with respect to the Stock Award. The Participant otherwise acknowledges and agrees that it is the Participant’s sole responsibility, and not the Company’s, to satisfy any tax, social security and similar obligations relating to the grant, vesting, or settlement of the Stock Award pursuant to this Award Notice, and that the Company has not made any warranties or representations to the Participant with respect thereto. The Participant is advised to consult with the Participant’s own tax advisor with respect to the tax consequences of this Award Notice.

10. Section 409A Compliance. The Stock Award is intended to comply with Section 409A to the extent subject thereto and shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or this Award Notice to the contrary, no payment or distribution under this Award Notice that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Participant’s termination of service with the Company and its Subsidiaries will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Section 409A). For purposes of this Award Notice, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. If the Participant is a “specified employee” (as defined in Section 409A), then to the extent necessary to avoid the imposition of taxes under Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 10 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award Notice will be paid in accordance with the normal payment dates specified for them herein.

11. Governing Law. This Award Notice shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

12. Binding on Successors. The terms of this Award Notice shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

13. No Assignment. Notwithstanding anything to the contrary in this Award Notice, neither this Award Notice nor any rights granted herein shall be assignable by the Participant.

14. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Notice, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

3

15. Entire Stock Award Notice. This Award Notice and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17. Counterparts. This Award Notice may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

18. Notices. All notices and other communications under this Award Notice shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:

Endo, Inc.

1400 Atwater Drive

Malvern, PA 19355

Attention: Treasurer

If to the Participant:

At the address on file with the Company.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Notice. The Participant has read and understands the terms and provisions thereof, and accepts the Stock Awards subject to all the terms and conditions of the Plan and this Award Notice.

21. No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company and its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

22. Severability. All the terms and provisions of this Award Notice are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Award Notice, and the enforceability, legality and validity of the remainder of this Award Notice will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

4

23. Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and service and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

24. Compensation Clawback, Recoupment and/or Recovery Policies. The Participant hereby acknowledges and agrees that the Participant shall be subject to and shall adhere to any compensation clawback, recoupment and/or recovery policies of the Company and/or any of its Subsidiaries applicable to similarly situated Participants, which shall apply, as applicable, to the Stock Award granted hereunder.

25. Additional Matters. This Award Notice is intended to comply with the applicable laws of any country or jurisdiction where the Stock Awards are granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. The following provision applies to Participants providing services in the country noted:

Canada:

Notwithstanding anything to the contrary in the Plan, Section 8(d) of the Plan shall not apply if prohibited by law or results in the imposition of additional taxes or penalties.

5

Exhibit 10.4

ENDO, INC.

PERFORMANCE AWARD NOTICE

UNDER THE 2024 STOCK INCENTIVE PLAN

This Performance Award Notice, which shall include the Performance Award Grant Notice and the Terms and Conditions (collectively, the “Award Notice”) is being provided to the participant (the “Participant”) by Endo, Inc. (the “Company”) as of the date of grant set forth below (the “Date of Grant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the version of the Endo, Inc. 2024 Stock Incentive Plan as in effect on the Date of Grant, as specified below (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

ENDO, INC.

PERFORMANCE AWARD NOTICE

UNDER THE 2024 STOCK INCENTIVE PLAN

PERFORMANCE AWARD GRANT NOTICE

Name of Participant:	[ ]

Total Number of Restricted Stock Units Underlying the Performance Award (at Target):	[ ]

Date of Grant:	[]

Vesting Date:	[ ]

ENDO, INC.

PERFORMANCE AWARD NOTICE

UNDER THE 2024 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS

Note, Sections 1 through 24 of this Award Notice reflect general terms and, as applicable, are modified by Section 25 with respect to the laws of any country or jurisdiction where the Participant’s awards are granted.

1. Grant of Performance Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth in the Performance Award Grant Notice (the “Target Award”), 100% of which shall be subject to the performance conditions set forth in Exhibit A hereto (the “Performance Award”). The Performance Award shall be subject to all of the terms and conditions of this Award Notice and the Plan.

2. Form of Payment and Vesting. The restricted stock units underlying the Performance Award shall vest on the Vesting Date in a number of shares of Company Stock equal to the Target Award multiplied by the applicable Payout Multiple (as set forth in Exhibit A), as determined by the Committee (or its designee) as of the Vesting Date in accordance with the performance conditions set forth in Exhibit A, provided that the Participant is providing service to the Company or one of its Subsidiaries on the Vesting Date (other than as is provided by Section 4 of this Award Notice or any other individual agreement with the Participant). Any shares of Company Stock earned and vested in accordance with the prior sentence shall be delivered to the Participant as soon as practicable following the Vesting Date, but no later than the later to occur of (i) the end of the calendar year in which the Vesting Date occurs and (ii) the fifteenth day of the third calendar month following the Vesting Date (unless modified by an election made by the Participant under any deferral plan established by the Company from time to time). Any portion of the Performance Award that could have been earned in accordance with the provisions of Exhibit A that is not earned as of the Vesting Date, as determined by the Committee (or its designee), shall be immediately forfeited.

3. Restrictions. The Performance Award granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award Notice or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

4. Termination of Service.

(a) Termination of Service by the Company without Cause or by the Participant for Good Reason. Upon termination of the Participant’s service with the Company and its Subsidiaries by the Company or its Subsidiaries without Cause prior to the Vesting Date, a prorated portion of the restricted stock units underlying the Performance Award shall vest on the Vesting Date (and shall be settled in shares of Company Stock in accordance with Section 2 above) in a number of shares of Company Stock equal to the product of (i) the Target Award, (ii) the applicable Payout Multiple (as set forth in Exhibit A), as determined by the Committee (or its designee) as of the Vesting Date in accordance with the performance conditions set forth in Exhibit A, and (iii) a fraction (y) the numerator of which is the number of days of the Participant’s service beginning on the first day of the Performance Period and ending on the termination date and (z) the denominator of which is the total number of days in the Performance Period (as defined in Exhibit A). Any portion of the Performance Award that could have been earned in accordance with this Section 4(a) that is not earned as of the date of the Participant’s termination of service shall be immediately forfeited on the date of the Participant’s termination of service. If a Participant is a party to an employment agreement with the Company or a Subsidiary and such employment agreement provides for benefits on a termination of employment for “Good Reason,” a termination of the Participant’s employment for Good Reason shall constitute a termination without Cause for purposes of this Section 4(a).

(b) Unless otherwise provided in an individual agreement with the Participant, or in Section 4 of this Award Notice, if the Participant has a termination of service (including in the event that the Participant Retires), the unvested portion, if any, of the Participant’s Performance Award shall be forfeited as of the date of such termination of service.

5. Change in Control. Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control prior to the Vesting Date, if the Performance Award is not assumed or substituted in connection with such Change in Control, then, immediately prior to the Change in Control, a prorated portion of the Performance Award shall vest and the restricted stock units underlying such Performance Award shall be settled in a number of shares of Company Stock equal to the product of (i) the Target Award, (ii) the applicable Payout Multiple (as set forth in Exhibit A), as determined by the Committee (or its designee) in accordance with the performance conditions set forth in Exhibit A for the Performance Period, and (iii) a fraction (y) the numerator of which is the number of days of the Participant’s service during the Performance Period and (z) the denominator of which is 1,095 days. Any portion of the Performance Award that could have been earned in accordance with this Section 5 that is not earned shall be immediately forfeited on the date the Change in Control occurs.

6. No Shareholder Rights Prior to Delivery. The Participant shall not have any rights of a shareholder (including the right to distributions or dividends) with respect to the Performance Award until shares of Company Stock are delivered pursuant to the terms of this Award Notice.

7. Performance Award Notice Subject to Plan. This Award Notice is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted, in a manner to comply therewith. In the event of any conflict between the provisions of this Award Notice and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided herein or therein.

8. No Rights to Continuation of Service. Nothing in the Plan or this Award Notice shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

9. Tax Withholding.

(a) As a condition to acceptance of any shares of Company Stock in settlement of this Performance Award, you authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including), any sums required to be withheld (or permitted to be withheld in a manner that will not cause adverse accounting consequences for the Company) to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations (the “Required Tax Payments”) of the Company, if any, which arise in connection with this Performance Award. If you fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to you.

(b) You may satisfy your obligation to advance the Required Tax Payments with respect to this Performance Award by any of the following means, subject to Company approval of the availability of any particular means: (i) a cash payment to the Company pursuant to Section 9(a), (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Company Stock (which you have held for at least six (6) months prior to the delivery of such Shares or which you purchased on the open market and for which you have good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with this Performance Award (the “Tax Date”), equal to the Required Tax Payments, (iii) authorizing the Company to withhold from the Shares otherwise to be delivered to you pursuant to this Performance Award, a number of whole shares of Company Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iv) a cash payment following your sale of (or by a broker-dealer acceptable to the Company through which you have sold) a number of shares of Company Stock with respect to which the Required Tax Payments have arisen having a Fair Market Value determined as of the Tax Date equal to the Required Tax Payments, or (v) any combination of (i), (ii), (iii) and (iv) above. Any fraction of a share of Company Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by you. No certificate representing a share of Company Stock shall be delivered until the Required Tax Payments have been satisfied in full.

10. Section 409A Compliance. The Performance Award is intended to comply with Section 409A to the extent subject thereto and shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or this Award Notice to the contrary, no payment or distribution under this Award Notice that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Participant’s termination of service with the Company and its Subsidiaries will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Section 409A). For purposes of this Award Notice, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. If the Participant is a “specified employee” (as defined in Section 409A), then to the extent necessary to avoid the imposition of taxes under Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 10 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award Notice will be paid in accordance with the normal payment dates specified for them herein.

11. Governing Law. This Award Notice shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

12. Binding on Successors. The terms of this Award Notice shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

13. No Assignment. Notwithstanding anything to the contrary in this Award Notice, neither this Award Notice nor any rights granted herein shall be assignable by the Participant.

14. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Notice, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

15. Entire Performance Award Notice. This Award Notice (including Exhibit A) and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17. Counterparts. This Award Notice may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

18. Notices. All notices and other communications under this Award Notice shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:

Endo, Inc.

1400 Atwater Drive

Malvern, PA 19355

Attention: Treasurer

If to the Participant:

At the address on file with the Company.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Notice. The Participant has read and understands the terms and provisions thereof, and accepts the Performance Award subject to all the terms and conditions of the Plan and this Award Notice.

21. No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company and its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

22. Severability. All the terms and provisions of this Award Notice are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Award Notice, and the enforceability, legality and validity of the remainder of this Award Notice will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

23. Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

24. Compensation Clawback, Recoupment and/or Recovery Policies. The Participant hereby acknowledges and agrees that the Participant shall be subject to and shall adhere to any compensation clawback, recoupment and/or recovery policies of the Company and/or any of its Subsidiaries applicable to similarly situated Participants, which shall apply, as applicable, to the Performance Award granted hereunder.

25. Additional Matters. This Award Notice is intended to comply with the applicable laws of any country or jurisdiction where the Performance Award is granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. The following provisions apply to Participants providing services in the country noted:

Ireland:

Section 8 above shall be deleted in its entirety and replaced with the following language:

No Rights to Continuation of Service. Nothing in the Plan or this Award Notice shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict any right the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) may have to terminate the Participant’s service any time for any reason whatsoever, with or without Cause, subject to applicable law.

Section 12 above shall be amended to delete the words “transferees, assignees” therefrom.

Section 13 above shall be deleted in its entirety and replaced with the following language:

No Assignment or Transfer. Notwithstanding anything to the contrary in this Award Notice, neither this Award Notice nor any rights granted herein shall be assignable by the Participant. Neither this Award Notice nor any rights granted herein shall be transferable by the Participant in any circumstances, except on the death of the Participant.

Section 14 shall be amended by the addition of the following sentences at the end of the clause:

If the Participant is a director, shadow director, or secretary of an Irish Subsidiary of the Company and the Participant’s securities represent one percent (1%) or more of the Company, the Participant agrees to notify that Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (being the grant of the Performance Award or the vesting of a Performance Award resulting in the acquisition of the underlying shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse, civil partner or minor children (whose interests will be attributed to the director, shadow director, or secretary).

Section 21 shall be deleted in its entirety and replaced by the following provision:

Nothing contained in the Plan or this Award Notice shall form part of the Participant’s contract of employment. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of or otherwise engaged by the Company or any of its Subsidiaries for any reason (including as a result of a repudiatory breach of contract by the Company or any of its Subsidiaries), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever. By accepting this Award Notice, the Participant shall be deemed irrevocably to have waived any such entitlement.

Section 23 shall be amended by the addition of the following sentence at the end of the clause:

For the purposes of operating the Plan, the Company will collect and process information relating to the Participant in accordance with the privacy notice that is available from the human resources department of the Company on request.

Exhibit A

The following table sets forth the Threshold, Target and Maximum achievement levels of the Adjusted Share Price CAGR (as defined below), as well as the corresponding Payout Multiples.

Adjusted Share Price CAGR Achievement Level	Payout Multiple
Threshold (Adjusted Share Price CAGR of [ ]%)	0.50x
Target (Adjusted Share Price CAGR of [ [%)	1.00x
Maximum (Adjusted Share Price CAGR of [ ]%)	1.50x

If the Adjusted Share Price CAGR achievement level is between Threshold and Target, or is between Target and Maximum, the Payout Multiple shall be the mathematical linear interpolation between the Payout Multiples at the defined ends of the applicable spectrum. If the Adjusted Share Price CAGR achievement level is below Threshold, the Payout Multiple shall be zero.

The determination of the Adjusted Share Price CAGR achievement level will be made in the sole discretion of the Committee after the end of the Performance Period (as defined below).

Definitions.

For purposes of this Exhibit A, the following terms have the meanings set forth below:

“Adjusted Share Price CAGR” means the Share Price CAGR (as defined below), adjusted to neutralize the effects of any dividend, stock split, reverse stock split, or other similar corporate transaction or event during the Performance Period.

“Beginning Per Share Price” shall mean $[ ] (United States dollars).

“Ending Per Share Price” shall mean the volume-weighted average price (“VWAP”) of shares of Company Stock during the thirty (30) consecutive trading days prior to last day of the Performance Period (the “VWAP Period”). The VWAP shall be based on the trading activity of shares of Company Stock on the national securities exchange on which such stock is principally traded, provided, that, if for any portion of the VWAP Period shares of Company Stock are not then listed on a national securities exchange, the calculation of VWAP for such portion of the VWAP Period shall be determined (i) using over-the-counter trading activity if over-the-counter trading of Company Stock was permitted during such time period or (ii) by the Committee in good faith if over-the-counter trading of Company Stock was not permitted during such time period, or did not occur during such time period.

“Performance Period” means the period beginning on April 23, 2024 and ending on the earlier of (i) the Vesting Date and (ii) a Change in Control if the Performance Award is not assumed or substituted in connection with such Change in Control.

A-1

“Share Price CAGR” means the percentage that is calculated using the following formula:

((Ending Per Share Price / Beginning Per Share Price) ^ (1 / number of years)) – 100%

For purposes of calculating the Share Price CAGR, the number of years shall be calculated using the following formula:

(the last day of the Performance Period – the first day of the Performance Period) / 365

A-2